As filed with the Securities and Exchange Commission on October 10, 2001
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           THE WASHINGTON POST COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                        53-0182885
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             1150 15TH Street, N.W.,
                             Washington D.C., 20071
                                 (202) 334-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                Diana M. Daniels
                                 Vice President,
                          General Counsel and Secretary
                           The Washington Post Company
                             1150 15th Street, N.W.
                             Washington D.C., 20071
                                 (202) 334-6000

     (Name, address, including zip code and telephone number, including area code of agent for service)

                                 with copies to:
                                Ronald Cami, Esq.
                             Cravath, Swaine & Moore
                                825 Eighth Avenue
                               New York, NY 10019

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE
===============================================================================
Title of                           Proposed         Proposed
each class of        Amount         maximum          maximum         Amount of
securities to         to be          price          aggregate      registration
be registered      registered(1)   per share(1)  offering price(1)    fee(2)
-------------------------------------------------------------------------------
Class B Common    420,000 shares    $500.66      $210,277,200.00    $52,569.30
Stock, par value
$1.00 per share

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. Based on the average of the high and low sales price per share of The Washington Post Company's Class B Common Stock on October 8, 2001 as reported by the
     New York Stock Exchange.

(2) Pursuant to the Registration Rights Agreement dated as of September 21, 2001, among The Washington Post Company, the Estate of Katharine Graham and the selling shareholders, the Estate will pay all expenses incurred in connection with the registration of the Class B Common Stock described in this Registration Statement including the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PROSPECTUS


                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 2001

                                 420,000 SHARES

                           THE WASHINGTON POST COMPANY

                              CLASS B COMMON STOCK


     This prospectus relates to 420,000 shares of our Class B Common Stock that the selling shareholders named in this prospectus in the section "Selling Shareholders" may offer from time to time. We will not receive any part of the proceeds from the sale of these shares by the selling shareholders.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the selling shareholders, the number of shares being sold by the selling shareholder and the method of distribution.

     Our Class B Common Stock is traded on the New York Stock Exchange under the symbol "WPO".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



















               The date of this prospectus is October 10, 2001.

                                TABLE OF CONTENTS
About This Prospectus........................................................2
Where You Can Find More Information..........................................2
Forward-Looking Information..................................................4
Description of The Washington Post Company...................................4
Use of Proceeds..............................................................5
Selling Shareholders.........................................................5
Description of Capital Stock.................................................6
Plan of Distribution.........................................................8
Legal Opinions...............................................................9
Experts......................................................................9


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we are filing with the Securities and Exchange Commission (the "Commission") on behalf of the selling shareholders named in this prospectus in the section "Selling Shareholders" utilizing a "shelf" registration process. Under this shelf process, the selling shareholders may, from time to time over approximately the next two years or until the securities described in this prospectus no longer constitute restricted securities under Rule 144(k) of the Securities Act of 1933 (whichever is earlier), sell the Class B Common Stock described in this prospectus in one or more offerings.

     This prospectus provides you with a general description of the securities that the selling shareholders may offer. Each time the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The selling shareholders are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing with the Commission, a registration statement under the Securities Act to register 420,000 shares of our Class B Common Stock to be offered by and, upon effectiveness, to be sold by the selling shareholders . The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our Class B Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC.

        Public Reference Room                    Chicago Regional Office
        450 Fifth Street, N.W.                        Citicorp Center
               Room 1300                          500 West Madison Street
        Washington, D.C. 20549                          Suite 1400
                                               Chicago, Illinois 60661-2511


     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us and our predecessors.

Company SEC Filings                Period
-------------------                ------

Annual Report on Form 10-K         Year ended December 31, 2000

Quarterly Reports on Form 10-Q     Quarters ended April 1, 2001 and July 1, 2001


     We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                          The Washington Post Company
                             1150 15th Street N.W.
                             Washington, D.C. 20071
                                 (202) 334-6000

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                           FORWARD-LOOKING INFORMATION

     All public statements made by us and our representatives, which are not statements of historical fact, including certain statements in this prospectus and any prospectus supplement, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include comments about our business strategies and objectives, the prospects for growth in our various business operations, and our future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties that could cause actual results or events to differ materially from those anticipated in such statements. In addition to the various matters discussed elsewhere in this registration statement (including the financial statements and other items incorporated by reference to this registration statement), specific factors identified by us that might cause such a difference include the following: changes in prevailing economic conditions, particularly in the specific geographic and other markets served by us; actions of our competitors, including price changes and the introduction of competitive service offerings; changes in the preferences of readers, viewers and advertisers, particularly in response to the growth of Internet-based media; changes in communications and broadcast technologies; the effects of changing cost or availability of raw materials, including changes in the cost or availability of newsprint and magazine body paper; changes in the extent to which standardized tests are used in the admissions process by colleges and graduate schools; changes in the extent to which licensing or proficiency examinations are used to qualify individuals to pursue certain careers; changes in laws or regulations, including changes that affect the way business entities are taxed; and changes in accounting principles or in the way such principles are applied.

                   DESCRIPTION OF THE WASHINGTON POST COMPANY

     The Washington Post Company is a diversified media and education organization whose principal operations consist of newspaper publishing (principally The Washington Post), television broadcasting (through the ownership and operation of six network-affiliated stations), the ownership and operation of cable television systems, and magazine publishing (principally Newsweek magazine) and the provision of educational and career services (through our Kaplan subsidiary). We also produce news and other information products for electronic distribution.

     We were incorporated in 1947 under the laws of the State of Delaware. Our executive offices are located at 1150 15th Street, N.W., Washington, D.C. 20071, and our telephone number is (202) 334-6000.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale by the selling shareholders of the 420,000 shares of our Class B Common Stock described in this prospectus.

                              SELLING SHAREHOLDERS

     Set forth below are the names of each selling shareholder and the number of shares purchased by each of them from the Estate of Katharine Graham pursuant to a Stock Purchase Agreement dated September 18, 2001, among the Estate and each of the selling shareholders, all of which shares may be sold pursuant to this prospectus. In connection with this transaction, we entered into a Registration Rights Agreement dated September 21, 2001, among us, the Estate and each selling shareholder, under which we agreed to provide registration rights to each of the selling shareholders.

     Assuming all the shares listed below had been sold on the date of this prospectus, none of the entities listed below or persons controlling such entities would be deemed to own more than 1% of the outstanding Class B Common Stock, except Franklin Mutual Advisers LLC, which would be deemed to beneficially own 539,772 shares, or 5.7% of the outstanding Class B Common Stock, held for the accounts of a number of entities controlled by it, including Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery Fund, Mutual Shares Securities Fund and Franklin Mutual Beacon Fund.

       Selling Shareholders               Number of Shares of Class B Common
                                          Stock Owned and That May Be Offered
                                          Under This Prospectus

                                             Owned                  To be Sold

AXP Variable Portfolio Managed Fund           20,000                   20,000
Weitz Series Fund, Inc. Value Fund           172,000                  172,000
Weitz Partners, Inc. Partners Value Fund     120,000                  120,000
Weitz Partners III Ltd. Partnership            7,000                    7,000
Mutual Qualified Fund                         68,850                   14,000
Mutual Beacon Fund                           134,022                    3,000
Mutual Discovery Fund                         72,503                    6,500
Mutual Shares Securities Fund                 21,325                    2,000
Franklin Mutual Beacon Fund                    3,692                      500
Chilton International, L.P.                   32,861                   23,261
Chilton Investment Partners, L.P.             10,077                    7,052
Chilton QP Investment Partners, L.P            8,347                    6,071

Chilton Opportunity Trust, L.P.                1,992                    1,399
Chilton Opportunity International, L.P.        2,558                    1,731
Chilton New Era Partners, L.P.                 4,791                    3,808
Chilton New Era International, L.P.            8,789                    6,678
Fayez Sarofim (individual)                    25,000                   25,000


                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital consists of 1,000,000 shares of Preferred Stock, $1.00 par value, of which 13,132 shares of Series A Redeemable Preferred Stock are issued and outstanding as of August 31, 2001, 7,000,000 shares of Class A Common Stock, $1.00 par value, of which 1,722,250 shares are issued and outstanding as of August 31, 2001, and 40,000,000 shares of Class B Common Stock, $1.00 par value, of which 7,767,661 shares are issued and outstanding as of August 31, 2001. The Preferred Stock is issuable in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the dividend rights, dividend rates, voting rights, conversion rights (if any), the redemption provisions, liquidation preferences and other rights and restrictions of such series.

     Our Class B Common Stock has limited voting rights, including the right to elect 30% of our board of directors. The Class A Common Stock has full voting rights and is entitled to elect the balance of our board of directors. As of the date of this prospectus, all of the Class A Common Stock is owned by members of the Graham family or trusts established for their benefit. The Grahams have the power to vote a majority of the Class A Common Stock. As a result, control of the Company has been and is expected to remain with members of the Graham family.

Voting Rights

     The Class B Common Stock has the right as a class to elect 30% of our board of directors, and accordingly presently elects three directors.

     The holders of Class B Common Stock are entitled to vote with the holders of Class A Common Stock (each, voting as a separate class) upon (i) the reservation in the future of any additional shares of stock for issuance pursuant to options granted or to be granted to officers, directors or key employees and (ii) the acquisition of the stock or assets of another company if, in the case of either (i) or (ii), any national stock exchange on which the Class B Common Stock is listed requires such a vote as a condition to the listing of the additional shares to be issued in the transaction and, in the case of (ii), either:

     (a) a director, officer or holder of 10% of any class of voting stock of the Company has an interest in the company or assets to be acquired or in the consideration to be paid in the transaction;

     (b) the transaction would presently or potentially increase the aggregate of the Class A Common Stock and Class B Common Stock by 20% or more; or

     (c) the aggregate market value of the stock issuable or potentially issuable and of any other consideration to be paid is 20% or more of the market value of the outstanding Class A Common Stock and Class B Common Stock.

          Except as stated above and as otherwise expressly provided by the laws of the State of Delaware, all voting power is vested in the holders of the Class A Common Stock. The Board of Directors could authorize the issuance of shares of Preferred Stock with voting power, but so long as any Class A Common Stock shall be outstanding the holders of the Class A Common Stock shall always have the absolute right under all conditions and circumstances to elect a majority of the directors, and any voting powers granted to shares of Preferred Stock on any matter other than the election of directors will be limited (except as required by statute) to the right to vote pari passu with the holders of Class B Common Stock on matters upon which the holders of Class B Common Stock are entitled to vote.

     Shares of Class A Common Stock are convertible into an equal number of shares of Class B Common Stock in whole or in part, at any time and from time to time, at the option of the individual holders thereof; they are also subject to mandatory conversion into an equal number of shares of Class B Common Stock in whole or in part, at any time and from time to time, at the option of the holder or holders of a majority of the shares of Class A Common Stock. If all the outstanding shares of Class A Common Stock were converted into Class B Common Stock, the holders of the Class B Common Stock would have general voting power in the election of all members of the Board of Directors and in all other matters upon which shareholders of the Company are entitled to vote. However, it is not anticipated that the holders of Class A Common Stock will ever elect to convert all of their shares of Class A Common Stock into Class B Common Stock.

Dividends

     Each share of Class A Common Stock and Class B Common Stock is entitled to share pro rata in any dividends when declared and paid, but only after dividends have been paid on any Preferred Stock then outstanding. Any dividend payable in shares of Class A Common Stock to holders of such class and payable in the same proporation in shares of Class B Common Stock to holders of such class shall be deemed to be shared pro rata.

Restrictions Concerning Ownership

     To enable the Company to comply with the provisions of the Federal Communications Act prohibiting alien control of broadcasting licenses, the terms of the Restated Certificate of Incorporation and the By-laws of the
Company: (a) provide that not more than one-fifth of the shares of voting stock of any class outstanding shall at any time be owned of record, or voted, by or for the account of aliens (as defined); and (b) provide that the Company shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the stock is owned of record, or voted, by aliens. If the stock records of the Company shall at any time disclose one-fifth alien ownership, (1) no transfers of shares represented by domestic share certificates shall be made to aliens and (2) if it shall thereafter be found that any such shares are in fact held by or for the account of an alien, such shares shall not be entitled to vote, to receive dividends, or to have any other rights, except that the holder thereof shall have the right to transfer such shares to a United States citizen. Pursuant to the Company's By-laws, shares of its Class B Common Stock issued or transferred to an alien are represented by "foreign share certificates" and all other shares are represented by "domestic share certificates".

     In addition, regulations of the Federal Communications Commission (the "FCC") governing multiple ownership apply with regard to persons who directly or indirectly hold the right to vote 5% or more of a licensee's stock (or 20% or more in the case of insurance companies, investment companies and bank trust departments which do not exercise control over the management or policies of a licensee; for this purpose, holdings by such investors under common management are aggregated). The FCC's "multiple ownership" rules restrict the number of broadcast stations (a) in a given market (for radio or television), and (b) nationally (for television), in which a single person or corporation may have either such a voting interest or an interest as an officer or director . The multiple ownership rules also restrict the common ownership in a given market of a broadcast station, on the one hand, and a cable television system or newspaper on the other hand. Individuals and institutional investors who have such interest, direct or indirect, in another broadcast station, daily newspaper or cable television system should not acquire an interest in the Company's Class B Common Stock that would create a multiple ownership prohibited by the FCC's rules.

Other Provisions

     In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of any Preferred Stock then outstanding will be entitled to be paid their liquidation preferences and accumulated dividends in full before any distribution may be made to the holders of Class A Common Stock and of Class B Common Stock, who are then entitled to share pro rata in any such distribution. The outstanding shares of the Class B Common Stock are fully paid and non-assessable. There are no preemptive rights to subscribe for or to purchase any additional stock or other securities issued by the Company. The holder or holders of a majority of the outstanding shares of Class A Common Stock must consent to any issue of additional Class A Common Stock.

     The Transfer Agent and Registrar for the Class B Common Stock is EquiServe Trust Company, N.A.

                             PLAN OF DISTRIBUTION

     Distribution of the shares by the selling shareholders may be effected from time to time in one or more transactions (which may involve block transactions) (1) on the New York Stock Exchange, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchange or in the over-the-counter market or (4) in a combination of any such transactions. Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholder may effect such transactions by selling shares (1) directly to purchasers, (2) through agents, or through broker-dealers, (3) through underwriters or a group of underwriters or (4) through a combination of those methods of sale. The applicable prospectus supplement with respect to the securities will describe the terms of the offering of these securities and the method of distribution of these securities.

     If an underwriter or underwriters are utilized in the sale, the selling shareholders choosing to sell the Class B Common Stock pursuant to such underwriting agreement, will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The selling shareholders may be entitled, under the registration rights agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     The agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from the selling shareholders or any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the selling shareholders will be described in the applicable prospectus supplement. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the selling shareholders in the ordinary course of business.

     The place and time of delivery for the securities that are described generally in this prospectus will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the securities will be passed upon by Diana M. Daniels, Vice President, General Counsel and Secretary of The Washington Post Company. The legality of the securities will be passed upon for any underwriters as set forth in the prospectus supplement.

                                    EXPERTS

     The consolidated financial statements as of December 31, 2000 and January 2, 2000 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                      [The Washington Post Company Logo]
















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



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by the Estate of Katharine Graham, an affiliate of The Washington Post Company, in connection with the issuance and distribution of the securities registered hereby:

        SEC registration fee                            $  52,569.30
        Printing and engraving costs                       30,000.00
        Legal fees and expenses                            65,000.00
        Miscellaneous                                      75,000.00
                                                        ----------------

            Total                                       $ 222,569.30
                                                        ================

Item 15.  Indemnification of Officers and Directors.

(A) Section 145 of the Delaware General Corporation Law, under which we are organized, generally empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the corporation, against certain expenses (including attorneys' fees), judgments, fines and other amounts that may be paid or incurred by them in their capacities as directors, officers, employees or agents of the corporation.

(B) The Certificate of Incorporation of the Registrant authorizes its Board of Directors to indemnify directors, officers, employees or agents of the Registrant to the fullest extent permitted by law.

(C) The Registrant's By-laws authorize its Board of Directors to indemnify directors, officers, employees and agents of the Registrant in the same circumstances set forth in the Certificate of Incorporation. The Registrant's By-laws also authorize it to purchase liability insurance on behalf of its directors, officers, employees and agents and to enter into indemnity agreements with its directors, officers, employees and agents.

(D) The Registrant has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under Section 145 of the Delaware General Corporation Law. The agreements provide that the Registrant will indemnify its directors and its officers to the fullest extent permitted by its Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys' fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Registrant. Unlike Section 145 of the Delaware General Corporation Law, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Registrant.

(E) The Registrant is the owner of an insurance policy which covers it for losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Registrant for certain of such losses if they are not indemnified by the Registrant.

(F) The Registrant is also the owner of an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Registrant for certain of their losses incurred as fiduciaries under the Act, subject to specified exclusions, terms and conditions.

Item 16. Exhibits.

3.1 Certificate of Incorporation of the Company as amended through May 12, 1988 and the Certificate of Designation for the Company's Series A Preferred Stock filed January 22, 1996 (incorporated by reference to
          Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

3.2 By-laws of the Company as amended through March 8, 2001 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report or Form 10-K for the fiscal year ended December 31, 2001).

4.1 Registration Rights Agreement dated as of September 21, 2001 among the Estate of Katherine Graham, the Company and each Purchaser.

5.1 Opinion of Diana M. Daniels, Vice President, General Counsel and Secretary of The Washington Post Company.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Diana M. Daniels, Vice President, General Counsel and Secretary of The Washington Post Company (included in her opinion filed as Exhibit 5.1).

24.2 Powers of Attorney (included on the signature page of this registration statement).

Item 17. Undertakings.

     (A) The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of

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


securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1) (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with this prospectus, to each person to whom the prospectus is sent or given, the last annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

     (C) The Registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on October 10, 2001.

                                              The WASHINGTON POST COMPANY
                                              By: /s/ Diana M. Daniels
                                              Name: Diana M. Daniels
                                              Title:  Vice President, General
                                                      Counsel and Secretary

     Each of the undersigned directors and officers of the Registrant hereby severally constitutes and appoints Diana M. Daniels, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by The Washington Post Company pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, may lawfully do or cause to be done by virtue hereof.

    Signature                      Title                             Date

By: /s/ Donald E. Graham     Chairman of the Board and Chief    October 10, 2001
       Donald E. Graham      Executive Officer (Principal
                             Executive Officer) and Director

By: /s/ John B. Morse Jr.    Vice President-Finance (Principal  October 10, 2001
     John B. Morse Jr.       Financial and Accounting Officer)

By: /s/ Warren E. Buffett             Director                  October 10, 2001
      Warren E. Buffett

By: /s/ Daniel B. Burke               Director                  October 10, 2001
      Daniel B. Burke

By: /s/ Barry Diller                  Director                  October 10, 2001
      Barry Diller

By: /s/ John L. Dotson Jr.            Director                  October 10, 2001
      John L. Dotson Jr.

By: /s/ George J. Gillespie, III      Director                  October 10, 2001
      George J. Gillespie III

By: /s/ Ralph E. Gomory               Director                  October 10, 2001
      Ralph E. Gomory


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

By: /s/ Donald R. Keough              Director                  October 10, 2001
      Donald R. Keough

By: /s/ Richard D. Simmons            Director                  October 10, 2001
      Richard D. Simmons

By: /s/ George W. Wilson              Director                  October 10, 2001
      George W. Wilson



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


Exhibit No.    Exhibit

3.1 Certificate of Incorporation of the Company as amended through May 12, 1988 and the Certificate of Designation for the Company's Series A Preferred Stock filed January 22, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

3.2 By-laws of the Company as amended through March 8, 2001 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report or Form 10-K for the fiscal year ended December 31, 2001).

4.1 Registration Rights Agreement dated as of September 21, 2001, among the Estate of Katherine Graham, the Company and each Purchaser.

5.1 Opinion of Diana M. Daniels, Vice President, General Counsel and Secretary of The Washington Post Company.

23.3           Consent of PricewaterhouseCoopers LLP.

23.4 Consent of Diana M. Daniels, Vice President, General Counsel and Secretary of The Washington Post Company (included in her opinion filed as Exhibit 5.1).

24.2 Powers of Attorney (included on the signature page of this registration statement)


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